Exhibit 99.1

SolarWinds Announces 2009 Second Quarter Results

•	Record quarterly revenue of $27.0 million

•	GAAP operating income of $11.8 million, non-GAAP operating income of $13.8 million

•	GAAP diluted earnings per share of $0.13, non-GAAP diluted earnings per share of $0.13

AUSTIN, Texas – July 23, 2009 – SolarWinds®, Inc. (NYSE: SWI), a leading provider of powerful, simple and affordable network management software to customers worldwide, today reported results for its second quarter ended June 30, 2009.

Financial Results

SolarWinds reported record total revenue for the second quarter of 2009 of $27.0 million, a 24.8% increase over total revenue in the second quarter of 2008 and a 12.3% sequential increase over total revenue in the first quarter of 2009. License revenue was $14.6 million in the second quarter of 2009, representing a 12.1% increase over license revenue in the second quarter of 2008 and a 16.4% sequential increase over license revenue in the first quarter of 2009. Maintenance revenue was $12.4 million in the second quarter of 2009, representing a 43.8% increase over maintenance revenue in the second quarter of 2008.

On a GAAP basis, operating income was $11.8 million and net income was $6.8 million, or $0.13 per diluted share, in the second quarter of 2009, compared to operating income of $9.9 million and net income of $5.2 million, or $0.08 per diluted share, in the second quarter of 2008.

Non-GAAP operating income was $13.8 million in the second quarter of 2009 compared to $11.4 million in the second quarter of 2008. Non-GAAP net income was $8.8 million, or $0.13 per diluted share, in the second quarter of 2009, compared to $6.5 million, or $0.11 per diluted share, in the second quarter of 2008. Non-GAAP net income and operating income exclude stock-based compensation expense, amortization of intangible assets and the related tax impact of these items. Non-GAAP net income also excludes the write-off of debt issuance costs. Non-GAAP diluted earnings per share is equal to non-GAAP net income divided by non-GAAP weighted average shares outstanding, which adjusts GAAP weighted average shares outstanding to assume that the conversion of preferred stock in May 2009 occurred at the beginning of the period.

Adjusted EBITDA was $14.2 million, or 52.4% of total revenue, in the second quarter of 2009, representing a 21.2% increase over adjusted EBITDA in the second quarter of 2008. Adjusted EBITDA is defined as net income plus net interest expense, income tax expense (benefit), depreciation and amortization and stock-based compensation expense. Adjusted cash flow, which is defined as net cash provided by operating activities plus cash interest paid plus cash taxes paid, was $14.3 million in the second quarter of 2009, representing a 11.9% increase over adjusted cash flow in the second quarter of 2008.

Information about SolarWinds’ use of non-GAAP financial information is provided under “Non-GAAP Financial Measures” below.

“Our growth in revenue, profit and profitability in the second quarter clearly demonstrates the power of our model,” said Kevin Thompson, SolarWinds’ President, Chief Operating Officer and Chief Financial Officer. “Our powerful, easy-to-use and affordable network software management software allows us to serve all customers in our target market, from the very smallest to the very largest, and our low-touch, high-volume and high-velocity marketing and sales model allows us to do so profitably.”

Recent Business Highlights

“We continue to pursue our strategy of providing software that meets the real-world needs of IT professionals,” said Mike Bennett, SolarWinds’ Chairman and Chief Executive Officer. “While the current economic environment continues to offer challenges, many new and existing customers made the decision to buy from SolarWinds this quarter. We believe that our market position and reputation enables us to take advantage of the opportunities created when IT teams look to do more with less.”

•	SolarWinds increased its total number of customers during the second quarter to over 85,000.

•	In June 2009, SolarWinds was added to the Russell 2000® Index.

•

In May 2009, SolarWinds released new versions of two key products within the flagship Orion family of network management solutions – Orion Network Performance Monitor (NPM) and Orion Network Configuration Manager (NCM). These new versions give users both visibility into and control over wireless network performance and network energy consumption, through integration with Cisco® EnergyWise technology.

•	In May 2009, SolarWinds completed its initial public offering and listed its shares on the New York Stock Exchange under the ticker symbol “SWI.”

•	In April 2009, SolarWinds released an addition to the Orion product family called Orion IP Address Manager (IPAM), an enterprise-class, easy-to-use, IP address management solution.

“One of the key elements of our success is our connection to the network management community. Using various channels, including thwack®, our community of more than 25,000 network professionals, we work to understand the challenges they face and the support we can offer,” continued Bennett. “In the second quarter, we were able to use this connection to deliver an updated portfolio of products that clearly resonates with customers.”

Financial Outlook

As of July 23, 2009, SolarWinds is initiating guidance for its third quarter of 2009 and for its full year ending December 31, 2009. The financial information below represents forward-looking non-GAAP financial information, including an estimate of non-GAAP operating income, non-GAAP net income and non-GAAP diluted earnings per share, for the third quarter of 2009 and for the full year 2009. These non-GAAP financial measures exclude, among other items mentioned previously, stock-based compensation expense. SolarWinds cannot reasonably estimate the expected stock-based compensation expense for these future periods as the amounts depend upon such factors as the future price of SolarWinds’ stock for purposes of computation.

Financial Outlook for the Third Quarter of 2009

SolarWinds management currently expects to achieve the following results for the third quarter of 2009:

•	Total revenue in the range of $30.3–$31.5 million

•	Non-GAAP operating income of $15.3–$16.2 million

•	Non-GAAP net income of $10.6–$11.2 million

•	Non-GAAP diluted earnings per share of $0.15–$0.16

•	Weighted average shares outstanding of approximately 72 million

Financial Outlook for Full Year 2009

SolarWinds management currently expects to achieve the following results for the full year 2009:

•	Total revenue in the range of $114.0–$116.7 million

•	Non-GAAP operating income of $57.3–$59.2 million

•	Non-GAAP net income of $38.0–$39.4 million

•	Non-GAAP diluted earnings per share of $0.56–$0.58

•	Non-GAAP weighted average shares outstanding of approximately 68 million

Conference Call and Webcast

In conjunction with this announcement, SolarWinds will host a conference call today to discuss its financial results and other business at 4:00pm CDT (5:00pm EDT/2:00pm PDT). A live webcast of the event will be available on the SolarWinds Investor Relations website at http://ir.solarwinds.com. A live dial-in is available domestically at 877-419-6596 and internationally at +1-719-325-4873. It is recommended that participants access the webcast or dial into the call at least 5-10 minutes before the scheduled start time. A replay of the webcast will be available on a temporary basis shortly after the event on the SolarWinds Investor Relations website.

Forward-Looking Statements

This press release contains “forward-looking” statements relating to SolarWinds’ possible or assumed future results of operations and potential growth and market opportunities. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “expects,” “believes,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the following: (a) the possibility that general economic conditions or uncertainty cause information technology spending to be reduced or purchasing decisions to be delayed; (b) the presence or absence of occasional large customer orders, including in particular those placed by the U.S. federal government; (c) the inability to increase sales to existing customers and to attract new customers; (d) the timing and success of new product introductions by SolarWinds or its competitors; (e) changes in SolarWinds’ pricing policies or those of its competitors; (f) the loss of relationships with the distributor and reseller that help fulfill most sales orders from the U.S. government; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; and (h) such other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the prospectus filed on May 20, 2009. All information provided in this release is as of the date hereof and SolarWinds undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures

In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share, adjusted EBITDA, adjusted cash flow and non-GAAP weighted average shares outstanding. Each of non-GAAP operating income, non-GAAP net income, non-GAAP diluted earnings per share and adjusted EBITDA exclude the impact of stock-based compensation expense, amortization of intangible assets and the related tax benefits from the comparable GAAP measure. Non-GAAP net income also excludes the write-off of debt issuance costs. This press release also contains a reconciliation of each of these non-GAAP measures to its most comparable GAAP financial measure.

SolarWinds believes that each of these non-GAAP financial measures provide meaningful supplemental information regarding its liquidity and performance by excluding certain expenses and expenditures that may not be indicative of its core business operations. SolarWinds’ management and Board of Directors use these non-GAAP measures to assess liquidity and operational performance as well as to determine employee incentive compensation. Accordingly, these measures may provide helpful insight to investors on the motivation and decision-making of management in operating the business.

SolarWinds also believes that these non-GAAP financial measures are used by investors and security analysts to (a) compare and evaluate its performance from period to period and (b) compare its performance and liquidity to those of its competitors. These non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures and the method by which their assets were acquired. These items are typically interest expense, income tax expense, depreciation and amortization and stock-based compensation expense.

SolarWinds also believes that adjusted EBITDA and adjusted cash flow are useful liquidity measures for investors and security analysts. Adjusted EBITDA is the performance measure for two of the key operational covenants used to assess SolarWinds’ ability to service the debt in its credit agreements. SolarWinds believes that adjusted EBITDA and adjusted cash flow provide useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for strategic opportunities, including investing in the business, making strategic acquisitions and increasing cash balances.

SolarWinds understands that, although these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Items such as the amortization of intangible assets, stock-based compensation expense, interest expense and income tax expense that are excluded from these non-GAAP financial measures can have a material impact on net earnings. Furthermore, neither Adjusted EBITDA nor adjusted cash flow reflects (a) interest expense, interest income or cash requirements for income taxes; (b) cash requirements for potential replacements of assets being depreciated or amortized in the future; (c) cash expenditures or future requirements for capital expenditures or other contractual commitments; (d) changes in, or cash requirements for, working capital needs; or (e) the total increase or decrease in the cash balance for the period.

As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, operating income, net income, cash flow from operations or other measures of performance prepared in accordance with GAAP. SolarWinds’ management and Board of

Directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are included elsewhere in this press release.

About SolarWinds

SolarWinds provides powerful, simple and affordable network management software to more than 85,000 customers worldwide – from Fortune 500 enterprises to small businesses. Focused on the real-world needs of network professionals, SolarWinds products are downloadable, easy to use and maintain, and provide the power, scale, and flexibility needed to manage today’s complex network environments. SolarWinds’ growing online community, thwack, offers users problem-solving and technology-sharing for all of SolarWinds’ products.

SolarWinds, SolarWinds.com, thwack, and Orion are registered trademarks of SolarWinds. All other company and product names mentioned are used only for identification purposes and may be trademarks or registered trademarks of their respective companies.

CONTACTS:

Investors:	Media:
Jason Ream	Tiffany Nels
Phone: 512.682.9680	Phone: 512.682.9545
ir@solarwinds.com	pr@solarwinds.com

SolarWinds, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except for per share information)

(unaudited)

	December 31, 2008	June 30, 2009
Assets
Current assets:
Cash and cash equivalents	$40,566	$112,150
Accounts receivable, net of allowances of $117 and $175 as of December 31, 2008 and June 30, 2009 (unaudited), respectively	13,722	12,767
Income tax receivable	728	310
Deferred taxes	40	44
Prepaid income taxes	—	2,129
Other current assets	1,420	1,932

Total current assets	56,476	129,332

Property and equipment, net	5,178	5,472
Debt issuance costs, net	1,101	501
Deferred taxes	1,847	1,862
Goodwill	15,745	15,791
Intangible assets and other, net	6,560	4,177

Total assets	$86,907	$157,135

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$1,471	$1,770
Accrued liabilities	3,284	5,077
Accrued interest payable	2,011	1,033
Dividends payable	—	20,000
Income taxes payable	201	271
Current portion of deferred revenue	25,930	30,290
Current portion of capital lease obligations	25	22
Current portion of long-term debt	7,161	—

Total current liabilities	40,083	58,463
Long-term liabilities:
Deferred revenue, net of current portion	1,232	1,651
Capital lease obligations, net of current portion	10	—
Other long-term liabilities	188	300
Long-term debt, net of current portion	93,922	44,097

Total long-term liabilities	95,352	46,048

Total liabilities	135,435	104,511

Commitments and contingencies
Convertible preferred stock, $0.001 par value: 46,551,618 shares authorized and 27,000,003 shares issued and outstanding as of December 31, 2008 and no shares authorized and no shares issued and outstanding as of June 30, 2009 (unaudited)	27	—
Stockholders’ equity (deficit):
Common stock, $0.001 par value: 123,000,000 shares authorized and 28,166,656 and 64,979,173 shares issued and outstanding as of December 31, 2008 and June 30, 2009 (unaudited), respectively	28	65
Additional paid-in capital	15,166	123,389
Accumulated other comprehensive loss	(315)	(202)
Accumulated deficit	(63,434)	(70,628)

Total stockholders’ equity (deficit)	(48,555)	52,624

Total liabilities, convertible preferred stock and stockholders’ equity	$86,907	$157,135

SolarWinds, Inc.

Condensed Consolidated Statements of Income

(In thousands, except for per share information)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Revenue:
License	$13,025	$14,598	$25,475	$27,139
Maintenance and other	8,652	12,444	16,598	23,978

Total revenue	21,677	27,042	42,073	51,117

Cost of license revenue	60	154	130	305
Cost of maintenance and other revenue	787	1,039	1,536	2,017

Gross profit	20,830	25,849	40,407	48,795

Operating expenses:
Sales and marketing	5,138	7,225	9,676	13,925
Research and development	1,990	2,755	3,910	5,181
General and administrative	3,787	4,112	7,959	7,977

Total operating expenses	10,915	14,092	21,545	27,083

Operating income	9,915	11,757	18,862	21,712

Other income (expense):
Interest income	110	53	260	132
Interest expense	(1,858)	(1,540)	(4,539)	(2,991)
Other income (expense)	6	(9)	(127)	(6)

Total other expense	(1,742)	(1,496)	(4,406)	(2,865)

Income before income taxes	8,173	10,261	14,456	18,847
Income tax expense	2,945	3,443	5,078	6,041

Net income	5,228	6,818	9,378	12,806
Amount allocated to participating preferred stockholders	(2,560)	—	(4,594)	—

Net income available to common stockholders	$2,668	$6,818	$4,784	$12,806

Net income available to common stockholders per share:
Basic earnings per share available to common stockholders	$0.09	$0.15	$0.17	$0.35

Diluted earnings per share available to common stockholders	$0.08	$0.13	$0.15	$0.30

Weighted shares used to compute net income available to common stockholders per share:
Shares used in computation of basic earnings per share available to common stockholders	28,141	44,907	28,119	36,544

Shares used in computation of diluted earnings per share available to common stockholders	33,035	50,952	31,912	42,236

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except for per share information)

(unaudited)

	Three Months Ended June 30, 2008				Three Months Ended June 30, 2009
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$21,677	$—		$21,677	$27,042	$—		$27,042
Gross profit	20,830	73		20,903	25,849	171		26,020
Operating expenses	10,915	(1,431)		9,484	14,092	(1,907)		12,185

Operating income	9,915	1,504	(a)	11,419	11,757	2,078	(a)	13,835
Total other expense	(1,742)	—		(1,742)	(1,496)	428	(c)	(1,068)

Income before income taxes	8,173	1,504		9,677	10,261	2,506		12,767
Income tax expense	2,945	271	(b)	3,216	3,443	539	(b)	3,982

Net income	$5,228	$1,233		$6,461	$6,818	$1,967		$8,785

(a)	Reflects the reversal of amortization of intangible assets and stock-based compensation expense as follows:

Amortization of intangible assets:

	Three Months Ended June 30,
	2008	2009
Cost of license revenue	$58	$154
Sales and marketing	—	—
Research and development	—	—
General and administrative	24	39

Stock-based compensation expense:

	Three Months Ended June 30,
	2008	2009
Cost of maintenance revenue	$15	$17
Sales and marketing	390	467
Research and development	188	290
General and administrative	829	1,111

(b)	Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and write-off of debt issuance costs.
(c)	The amortization of debt issuance cost was decreased as a result of the lower outstanding principal balance due to the repayment of the long-term debt.

SolarWinds, Inc.

Reconciliation of GAAP to Non-GAAP Results of Operations

(In thousands, except for per share information)

(unaudited)

	Six Months Ended June 30, 2008				Six Months Ended June 30, 2009
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Total revenue	$42,073	$—		$42,073	$51,117	$—		$51,117
Gross profit	40,407	145		40,552	48,795	339		49,134
Operating expenses	21,545	(2,674)		18,871	27,083	(3,596)		23,487

Operating income	18,862	2,819	(a)	21,681	21,712	3,935	(a)	25,647
Total other expense	(4,406)	—		(4,406)	(2,865)	428	(c)	(2,437)

Income before income taxes	14,456	2,819		17,275	18,847	4,363		23,210
Income tax expense	5,078	546	(b)	5,624	6,041	852	(b)	6,893

Net income	$9,378	$2,273		$11,651	$12,806	$3,511		$16,317

(a)	Reflects the reversal of amortization of intangible assets and stock-based compensation expense as follows:

Amortization of intangible assets:

	Six Months Ended June 30,
	2008	2009
Cost of license revenue	$116	$305
Sales and marketing	—	—
Research and development	—	—
General and administrative	47	77

Stock-based compensation expense:

	Six Months Ended June 30,
	2008	2009
Cost of maintenance revenue	$29	$34
Sales and marketing	763	894
Research and development	370	515
General and administrative	1,494	2,110

(b)	Reflects the removal of the tax benefits associated with amortization of intangible assets, stock-based compensation expense and write-off of debt issuance costs.
(c)	The amortization of debt issuance cost was decreased as a result of the lower outstanding principal balance due to the repayment of the long-term debt.

SolarWinds, Inc.

Reconciliation of Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share

(In thousands, except for per share information)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Numerator:
Reconciliation between GAAP and non-GAAP net income:
Net income	$5,228	$6,818	$9,378	$12,806
Reversal of intangible assets amortization	82	193	163	382
Reversal of stock-based compensation expense	1,422	1,885	2,656	3,553
Reversal of debt issuance costs write-off	—	428	—	428
Reversal of tax benefit for amortization of intangible assets	(29)	(51)	(58)	(100)
Reversal of tax benefit of stock-based compensation expense	(242)	(337)	(488)	(601)
Reversal of tax benefit of debt issuance costs write-off	—	(151)	—	(151)

Non-GAAP net income	$6,461	$8,785	$11,651	$16,317

Denominator:
Reconciliation between GAAP and non-GAAP weighted average shares used in computing diluted earnings per share:
Weighted average number of shares used in computing diluted earnings per share	33,035	50,952	31,912	42,236
Pro forma adjustments to reflect assumed weighted average effect of conversion of preferred stock on January 1, 2008 (a)	27,000	14,700	27,000	20,850

Non-GAAP weighted average shares used in computing non-GAAP diluted earnings per share (b)	60,035	65,652	58,912	63,086

Diluted earnings per share	$0.08	$0.13	$0.15	$0.30

Non-GAAP diluted earnings per share	$0.11	$0.13	$0.20	$0.26

(a)	Represents common shares from the conversion of convertible preferred shares as if the shares were converted as of the beginning of the indicated period.
(b)	If the company assumed the common shares issued in the IPO were issued as of the beginning of the indicated period, or January 1, 2008, then the weighted average shares used in computing non-GAAP diluted earnings per share and the non-GAAP diluted earnings per share would have been 69,759 shares and $0.09 per share, respectively, and 71,004 shares and $0.12 per share, respectively, for the three months ended June 30, 2008 and 2009 and 68,636 shares and $0.17 per share, respectively, and 70,624 shares and $0.23 per share, respectively, for the six months ended June 30, 2008 and 2009.

SolarWinds, Inc.

Reconciliation of Net Income to Adjusted EBITDA

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Reconciliation of Net Income to Adjusted EBITDA:

Net income	$5,228	$6,818	$9,378	$12,806
Interest expense, net	1,748	1,487	4,279	2,859
Income tax expense	2,945	3,443	5,078	6,041
Depreciation	267	345	534	649
Amortization	82	193	163	382
Stock-based compensation expense	1,422	1,885	2,656	3,553

Adjusted EBITDA	$11,692	$14,171	$22,088	$26,290

SolarWinds, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Cash Flow:

Net cash provided by operating activities	$5,244	$7,055	$15,912	$21,986
Cash paid for interest	2,588	1,358	5,051	3,369
Cash paid for income taxes	4,933	5,865	6,141	5,865

Adjusted Cash Flow	$12,765	$14,278	$27,104	$31,220

SolarWinds, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Cash flows from operating activities
Net income	$5,228	$6,818	$9,378	$12,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	349	538	697	1,031
Provision for doubtful accounts	64	(8)	101	115
Stock-based compensation expense	1,422	1,885	2,656	3,553
Deferred taxes	297	405	(545)	(28)
Excess tax benefit from stock-based compensation	(85)	(1,721)	(85)	(1,721)
Other non-cash expenses	105	491	360	864
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in business combinations:
Accounts receivable	(651)	(1,481)	(1,679)	875
Income taxes receivable	—	161	—	406
Prepaid income taxes	—	(2,129)	—	(2,129)
Prepaid & other current assets	270	(180)	55	(499)
Accounts payable	(1,514)	226	380	294
Accrued liabilities	(40)	691	312	767
Accrued interest payable	(568)	(325)	(699)	(978)
Income taxes payable	(2,280)	(883)	(513)	1,900
Deferred revenue and other liabilities	2,647	2,567	5,494	4,730

Net cash provided by operating activities	5,244	7,055	15,912	21,986

Cash flows from investing activities
Purchases of property and equipment	(1,632)	(561)	(2,258)	(975)
Purchases of intangible assets	(109)	(50)	(238)	(200)
Acquisition of businesses, net of cash acquired	(750)	(26)	(1,074)	(46)

Net cash used in investing activities	(2,491)	(637)	(3,570)	(1,221)

Cash flows from financing activities
Repayment of long-term debt	(1,417)	(49,825)	(1,417)	(56,986)
Exercise of stock options	170	2,311	170	2,391
Net cash proceeds from initial public offering	—	104,625	—	104,625
Interest on options exercised with note	—	—	15	—
Excess tax benefit from stock-based compensation	85	1,721	85	1,721
Repayments of capital lease obligations	(6)	(7)	(13)	(13)
Payments for offering costs	(216)	(856)	(1,568)	(878)
Proceeds from note receivable from stockholder	—	—	1,738	—
Proceeds from issuance of stock	—	—	13,640	—
Purchase of stock	—	—	(13,640)	—

Net cash (used in) provided by financing activities	(1,384)	57,969	(990)	50,860
Effect of exchange rate changes on cash and cash equivalents	(43)	557	(214)	(41)

Net increase in cash and cash equivalents	1,326	64,944	11,138	71,584
Cash and cash equivalents
Beginning of period	29,115	47,206	19,303	40,566

End of period	$30,441	$112,150	$30,441	$112,150

Supplemental disclosure of cash flow information
Cash paid for interest	$2,588	$1,358	$5,051	$3,369

Cash paid for income taxes	$4,933	$5,865	$6,141	$5,865

Noncash investing and financing transactions
Capital lease termination and related asset write-off	$—	$—	$412	$—

Debt issuance costs write-off	$—	$428	$—	$428